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                                  EXHIBIT 23.1





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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of L.A. T Sportswear, Inc. on Form S-8 of our report dated March 9, 1996
(March 29, 1996 as to Note 8), appearing in the Annual Report on Form 10-K of L.A. T Sportswear, Inc. for the year ended December 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                    Deloitte & Touche LLP





Atlanta, Georgia
May 23, 1996